Exhibit 23.1

Consent of Independent Accountants

To the Board of Directors
of Remediation Services, Inc.:

We hereby consent to the use, in the Current Report on Form 8-K of Remediation Services, Inc. to be filed with the Securities and Exchange Commission on or about March 4, 2010, of our report dated March 3, 2010  on our audit of the consolidated financial statements of China LianDi and subsidiaries for the years ended March 31, 2009 and 2008.

/s/	AGCA CPA Limited
AGCA CPA Limited
Hong Kong
March 4, 2010